                                                                    Exhibit 3.29

                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 04:30 PM 06/29/1995
                                                          950147887 - 2521000

                          CERTIFICATE OF INCORPORATION

                                       OF

                           SEVEN CELLULAR CORPORATION

                                      *****

         FIRST: The name of the Corporation is Seven Cellular Corporation.

         SECOND: The address of its registered office in the State of Delaware is Corporation Trust Center. 1209 Orange Street. City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

         THIRD: The purpose of the Corporation Is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the state of Delaware as the same exists or may be hereafter be amended ("Delaware Law").

         FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 100, and the par value of each much share is $1.00, amounting in the aggregate to $100.

         FIFTH: The name and mailing address of the incorporator are:

         NAME                                    MAILING ADDRESS
         ----                                    ---------------
   Richard  D. Truesdell, Jr.                450 Lexington Avenue
                                             New York, New York 10017

The power of the incorporator as such shall terminate upon the filing of this Certificate of Incorporation.

         SIXTH: The names and mailing addresses of the persons who are to serve as directors until the first annual meeting of stockholders or until their successors are elected and qualified are:

         NAME                                     MAILING ADDRESS
         ----                                     ---------------
     Robert Price                             45 Rockefeller Plaza
                                              Suite 3201
                                              New York, New York 10020

         SEVENTH: The Board of Directors shall have the power to adopt, amend or repeal the bylaws of the Corporation.

         EIGHTH: Election of directors need not be by written ballot unless the bylaws of the corporation so provide.

         NINTH: (1) A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by Delaware Law.

         (2) (a) Each person (and the heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to. or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Delaware Law. The right to indemnification conferred in this ARTICLE NINTH shall also include the right to be laid by the Corporation the expenses incurred in connection with any such proceedIng in advance of its final disposition to the fullest extent authorized by Delaware Law, The right to indemnification conferred in this ARTICLE NINTH shall be a contract right.

         (b) The Corporation may, by action of its Board of Directors, provide indemnification to such of the officers, employees and agents of the Corporation to such extent and to such effect as the Board of Directors shall determine to be appropriate and authorized by Delaware Law.

         (3) The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss incurred by such person in any much capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under Delaware Law.

         (4) The rights and authority conferred in this ARTICLE NINTH shall not be exclusive of any other right which any person may otherwise have or hereafter acquire.

         (5) Neither the amendment nor repeal of this ARTICLE NINTH, nor the adoption of any provision of this Certificate of Incorporation or the bylaws of the Corporation, nor, to the fullest extent permitted by Delaware Law, any modification of law, shall eliminate or reduce the effect of this ARTICLE NINTH in inspect of any acts or omissions occurring prior to such amendment, repeal, adoption or modification.

         TENTH: The Corporation reserves the right to amend this Certificate of Incorporation in any manner permitted by Delaware Law and, with the sole exception of those rights and powers conferred under the above ARTICLE NINTH, all rights and powers conferred herein on stockholders, directors and officers, if any, are subject to this deserved power.

         IN WITNESS WHEREOF, I have hereunto signed my name this 29th day of June, 1995.


                                       /s/ Richard D. Truesdell, Jr.
                                       ------------------------------
                                       Richard D. Truesdell, Jr.

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                           SEVEN CELLULAR CORPORATION

         Seven cellular Corporation, a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:

         1. The amendment to the Corporations Certificate of Incorporation set forth below was duly adopted in accordance with the provisions of Section 242 and has been consented to in writing by the sole stockholder, in accordance with Section 228 of the General Corporation Law of the State of Delaware.

         2. Article FIRST of the Corporation's Certificate of Incorporation, which sets forth the name of the Corporation, is hereby amended to read in its entirety as follows:

         FIRST: The name of the Corporation is ACC of Ohio Corporation.

         IN WITNESS WHEREOF, Seven Cellular Corporation has caused this Certificate to be executed by its duly authorized officer on this 14th day of December, 1998.

                                 SEVEN CELLULAR CORPORATION


                                 By: /s/ James J. Walter Jr.
                                    ---------------------------------
                                    Name:   James J. Walter Jr.
                                    Title:  Vice-President/Chief
                                            Financial Officer



                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 12/14/1998
                                                          981480211 - 2521000

                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 04/09/1999
                                                          991139345 - 2521000



            CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE
                           AND OF REGISTERED AGENT



It is hereby certified that:

               1. The name of the corporation (hereinafter called the "Corporation") is ACC OF OHIO CORPORATION.

               2. The registered office of the Corporation within the State of Delaware is hereby changed to 9 East Loockerman Street, City of Dover 19901, County of Kent.

               3. The registered agent of the Corporation within the State of Delaware is hereby changed to National Registered Agents, Inc., the business office of which is identical with the registered office of the Corporation as hereby changed.

               4. The Corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on March 23, 1999               ACC OF OHIO CORPORATION


                                       /s/ Keith E. Mathews
                                       --------------------------------------
                                       By: KEITH E. MATHEWS